================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                  SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                             (AMENDMENT NO. ______)

Filed by the registrant [X]
Filed by a party other than the registrant [_]

Check the appropriate box:

[_] Preliminary proxy statement
[_] Confidential, for use of the Commission only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive proxy statement
[_] Definitive additional materials
[_] Soliciting material under Rule 14a-12

                           SCBT FINANCIAL CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

               --------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

     1)   Amount Previously Paid:

     2)   Form, Schedule of Registration Statement No.:

     3)   Filing Party:

     4)   Date filed:
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
                           SCBT FINANCIAL CORPORATION
                               520 Gervais Street
                         Columbia, South Carolina 29201

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To be held April 26, 2005


TO THE SHAREHOLDERS:

     Notice is hereby given that the Annual Meeting of the Shareholders (the "Annual Meeting") of SCBT Financial Corporation, a South Carolina corporation (the "Company"), will be held at the Company's headquarters in the Dorchester-Jasper Room on the second floor, 520 Gervais Street, Columbia, South Carolina at 2:00 p.m., on April 26, 2005, for the following purposes:

     (1)   To elect five directors of the Company to serve three-year terms;

     (2) To ratify the appointment of J.W. Hunt and Company, LLP, Certified Public Accountants, as independent auditors for the Company for the fiscal year ending December 31, 2005; and

     (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only record holders of Common Stock of the Company at the close of business on March 1, 2005, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     The Company's Proxy, Proxy Statement (providing important shareholder information for the Annual Meeting), and 2004 Annual Report to Shareholders (which includes its 2004 Annual Report on Form 10-K) are enclosed with this Notice.

     You are cordially invited and urged to attend the Annual Meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED, STAMPED ENVELOPE. IF YOU NEED ASSISTANCE IN COMPLETING YOUR PROXY, PLEASE CALL THE COMPANY AT 800-277-2175. IF YOU ARE A RECORD SHAREHOLDER, ATTEND THE ANNUAL MEETING AND DESIRE TO REVOKE YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO. IN ANY EVENT, A PROXY MAY BE REVOKED BY A RECORD HOLDER AT ANY TIME BEFORE IT IS EXERCISED.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF ALL THE PROPOSALS PRESENTED.

                                           By Order of the Board of Directors

                                           /s/ James C. Hunter, Jr.

                                           James C. Hunter, Jr.
                                           Secretary

Columbia, South Carolina
March 16, 2005

                           SCBT FINANCIAL CORPORATION
                               520 Gervais Street
                         Columbia, South Carolina 29201

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            to be Held April 26, 2005


     This Proxy Statement is furnished to shareholders of SCBT Financial Corporation, a South Carolina corporation (herein, unless the context otherwise requires, together with its subsidiaries, the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Shareholders to be held at the Company's headquarters in the Dorchester-Jasper Room on the second floor, 520 Gervais Street, Columbia, South Carolina at 2:00 p.m., on April 26, 2005 or any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

     Solicitation of proxies may be made in person or by mail, telephone or other means by directors, officers and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock of the Company held of record by such persons, and the Company will reimburse the reasonable forwarding expenses. The cost of solicitation of proxies will be paid by the Company. This Proxy Statement was first mailed to shareholders on or about March 15, 2005.

     The Company has its principal executive offices at 520 Gervais Street, Columbia, South Carolina 29201. The Company's mailing address is P.O. Box 1030, Columbia, South Carolina 29202, and its telephone number is 803-771-2265.

                                  ANNUAL REPORT

     The Annual Report to Shareholders (which includes the Company's Annual Report on Form 10-K containing, among other things, the Company's fiscal year ended December 31, 2004 financial statements) is enclosed herewith. Such Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

                               REVOCATION OF PROXY

     Any record shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise (a) by giving written notice to the Company of such revocation, (b) by voting in person at the meeting, or (c) by executing and delivering to the Company a later dated proxy. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. Any written notice or proxy revoking a proxy should be sent to SCBT Financial Corporation, P.O. Box 1030, Columbia, South Carolina 29202, Attention: James C. Hunter, Jr. Written notice of revocation or delivery of a later dated proxy will be effective upon receipt thereof by the Company.

                                QUORUM AND VOTING

     The Company's only voting security is its $2.50 par value Common Stock ("Common Stock"), each share of which entitles the holder thereof to one vote on each matter to come before the Annual Meeting. At the close of business on March 1, 2005 (the "Record Date"), the Company had issued and outstanding 8,054,818 shares of Common Stock, which were held of record by approximately 4,900 persons. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote on matters that come before the Annual Meeting. Notwithstanding the Record Date specified above, the Company's stock transfer books will not be closed and shares of the Common Stock may be transferred subsequent to the Record Date. However, all votes must be cast in the names of holders of record on the Record Date.

     The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. If a share is represented for any purpose at the Annual Meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for the purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or

"Withhold" or as to which no vote is marked, including proxies submitted by brokers who are the record owners of shares but who lack the power to vote such shares (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the Annual Meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time until a quorum is present or represented. If any such adjournment is for a period of less than 30 days, no notice, other than an announcement at the meeting, will be given of the adjournment. If the adjournment is for 30 days or more, notice of the adjourned meeting will be given in accordance with the Bylaws. Directors, officers and regular employees of the Company may solicit proxies for the reconvened meeting in person or by mail, telephone or other means. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. Once a quorum has been established, it will not be destroyed by the departure of shares prior to the adjournment of the meeting.

     Provided a quorum is established at the meeting, directors will be elected by a plurality of the votes cast at the Annual Meeting. Votes that are withheld, broker non-votes and the failure to return a signed proxy will have no effect on the outcome of the election of directors. Shareholders of the Company do not have cumulative voting rights.

     All other matters to be considered and acted upon at the Annual Meeting, including the proposals to ratify the appointment of J. W. Hunt and Company, LLP, Certified Public Accountants, as independent auditors, require that the number of shares of Common Stock voted in favor of the matter exceed the number of shares of Common Stock voted against the matter, provided a quorum has been established. Abstentions, broker non-votes and the failure to return a signed proxy will have no effect on the outcome of such matters.

                       ACTIONS TO BE TAKEN BY THE PROXIES

     Each proxy, unless the shareholder otherwise specifies therein, will be voted "FOR" the election of the persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors; and "FOR" the ratification of the appointment of J. W. Hunt and Company, LLP as independent auditors for the fiscal year ending December 31, 2005. In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with his specifications. As to any other matter of business which may be brought before the Annual Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the best judgment of the persons voting the same. However, the Board of Directors does not know of any such other business.

                    SHAREHOLDER PROPOSALS AND COMMUNICATIONS

     Any shareholder of the Company desiring to include a proposal in the Company's 2006 proxy materials for action at the 2006 Annual Meeting of Shareholders must deliver the proposal to the executive offices of the Company no later than November 15, 2005 if such proposal is to be considered for inclusion in the 2006 proxy materials. Only proper proposals that are timely received will be included in the Company's 2006 Proxy Statement and Proxy. In addition, a shareholder who desires to nominate a person for election to the board of directors of the Company or to make any other proposal for consideration by shareholders at a shareholders' meeting must deliver notice of such proposed action to the Secretary of the Company no less than 45 days before such meeting. For a nominee for director, such notice must set forth the name of the nominee, his or her address, the number of shares of stock owned by the nominee and the name and address of the shareholder making the nomination. For any other shareholder proposal, such notice must set forth the name and address of the shareholder making the proposal and the text of the resolution to be voted on.

     The Company does not have a formal process by which shareholders may communicate with the board of directors. Historically, however, the Chairman of the Board has undertaken responsibility for responding to questions and concerns expressed by shareholders. In the view of the board of directors, this approach has been sufficient to ensure that questions and concerns raised by shareholders are adequately addressed.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of March 1, 2005, the number and percentage of outstanding shares beneficially owned by (i) each director and nominee for director of the Company, (ii) each executive officer named in the Summary Compensation Table, and (iii) all executive officers and directors of the Company as a group. No person is known by the Company to own more than 5% of the outstanding Common Stock

                                   Amount and Nature of Beneficial Ownership
                                ------------------------------------------------
                                Common Shares     Common Shares       Percent of
                                 Beneficially      Subject to a        Shares
Name of Beneficial Owner           Owned(1)     Right to Acquire(2)  Outstanding
--------------------------------------------------------------------------------
Colden R. Battey, Jr (3)            87,022             2,395             1.1%
Luther J. Battiste, III              1,540             1,208                *
Joe E. Burns (4)(6)                  6,237             6,181                *
Thomas S. Camp (4)(6)                5,993            11,582                *
Charles W. Clark                    63,243             2,857                *
M. Oswald Fogle                     10,385             2,121                *
Dwight W. Frierson (5)              14,021             3,098                *
Robert R. Hill, Jr. (6)             33,984             6,384                *
Robert R. Horger (4)(6)             38,596            12,284                *
Richard C. Mathis (4)(6)            13,068             9,371                *
Harry M. Mims, Jr.                  35,911             2,857                *
Ralph W. Norman                      6,903             2,362                *
Anne H. Oswald (7)                   1,175             1,681                *
John C. Pollok (3)(4)(6)             8,125            11,643                *
James W. Roquemore (3)(5)           18,051             2,520                *
Thomas E. Suggs                      3,180             2,347                *
Susie H. VanHuss                       500                 0                *
A. Dewall Waters                    30,420             2,247                *
John W. Williamson, III             51,035             1,901                *
Cathy Cox Yeadon (3)(5)             10,775             1,103                *

All directors and executive
officers as a group
(20 Persons)(2)(4)(6)              440,164            86,142             6.5%
-------------------------
* Indicates less than one percent of the outstanding SCBT Financial Corporation Common Stock shares.

(1) As reported to the Company by the directors, nominees and executive officers.
(2) Based on the number of shares acquirable by directors and executive officers through vested stock options within 60 days of the Record Date March 1, 2005.
(3) Excludes shares owned by or for the benefit of family members of the following directors and executive officers, each of whom disclaims beneficial ownership of such shares: Mr. Battey, 20,844 shares; Mr. Pollok, 532 shares; Mr. Roquemore, 4,798 shares; and Ms. Yeadon, 21,657 shares.
(4) Includes shares held as of December 31, 2004 by the Company under the Company's Employee Savings Plan, as follows: Mr. Burns, 911 shares; Mr. Camp, 591 shares; Mr. Horger, 1,160 shares; Mr. Mathis, 1,365 shares; Mr. Pollok, 1,526 shares; and all directors and executive officers as a group, 5,553 shares.
5) For Mr. Frierson, includes 6,704 shares owned by Coca-Cola Bottling Company of Orangeburg, of which Mr. Frierson is a management affiliate. Mr. Frierson may direct the voting and disposition of these shares on that company's behalf. For Mr. Roquemore, includes 7,127 shares owned by Patten Seed Company, of which Mr. Roquemore is a 30% owner and management affiliate. For Ms. Yeadon, excludes 17,583 shares owned by Cox Scholarship Fund, of which Ms. Yeadon is an affiliate.
(6) Includes shares of restricted stock, as to which the executive officers have full voting privileges. The shares are as follows: Mr. Burns, 3,800 shares; Mr. Camp, 4,132 shares; Mr. Hill, 5,613 shares; Mr. Horger, 584 shares; Mr. Mathis, 3,950 shares; Mr. Pollok, 4,283 shares; and all directors and executive officers as a group, 22,362 shares. These restricted stock shares are not currently vested.
(7) Ms. Oswald is currently a director but will be retiring from the board as of the Annual Shareholders' Meeting.

                              ELECTION OF DIRECTORS

     The Articles of Incorporation of the Company provide for a maximum of 20 directors, to be divided into three classes each serving three-year terms, with the classes as equal in number as possible. The board of directors has set the number of directors at 15, effective at the Annual Meeting. Luther J. Battiste, III, Robert R. Hill, Jr., Ralph W. Norman, Susie H. VanHuss, and A. Dewall Waters, all of whom currently are directors of the Company and whose terms expire at the Annual Meeting, have been nominated by the board of directors for reelection by the shareholders. The Company's bylaws provide that no shareholder may nominate a person for election as a director of the Company unless the shareholder has notified the Secretary of the Company in writing not less than 45 days prior to the meeting at which directors are to be elected. Such notice must set forth the name of the nominee, his or her address, the number of shares of common stock owned by the nominee and the name and address of the shareholder making the nomination.

     The table below sets forth the name, age and business experience for the past five years of each nominee for director and each current director of SCBT Financial Corporation.

                             Year First
                              Elected               Business Experience
   Name and Age               Director            for the Past Five Years
   ------------               --------            -----------------------

                Director Nominees Whose Terms Will Expire in 2008

Luther J. Battiste, III(55)     2001        Partner in the firm Johnson, Toal
                                            and Battiste, P.A., Attorneys at
                                            Law, Columbia, S.C. and Orangeburg,
                                            S.C.

Robert R. Hill, Jr.(38)         1996        President and Chief Executive
                                            Officer of SCBT Financial
                                            Corporation and South Carolina Bank
                                            and Trust, N.A. since November 6,
                                            2004. Prior to that time, Mr. Hill
                                            served as President and Chief
                                            Operating Officer of South Carolina
                                            Bank and Trust, N.A. from 1999 to
                                            November 6, 2004.

Ralph W. Norman (51)            1996        President of Warren Norman Co.,
                                            Inc., a real estate brokerage firm.

Susie H. VanHuss(65)            2004        Executive Director of the University
                                            of South Carolina Foundations and
                                            Professor Emeritus of Management in
                                            the Moore School of Business,
                                            University of South Carolina,
                                            Columbia, SC. As Executive Director,
                                            she is the Chief Executive Officer
                                            of the USC Educational Foundation
                                            and the USC Development Foundation,
                                            both 501(C)(3) non-profit South
                                            Carolina corporations.

A. Dewall Waters(61)            1987        Partner in A.D. Waters Enterprises,
                                            LLC, a partnership that owns and
                                            operates McDonald's Restaurants.


                Current Directors Whose Terms Will Expire in 2007


Robert R. Horger(54)           1991         Chairman of SCBT Financial
                                            Corporation and South Carolina Bank
                                            and Trust, N.A. since 1998. He also
                                            has also served as Vice Chairman of
                                            SCBT Financial Corporation and South
                                            Carolina Bank and Trust, N.A. from
                                            1994 to 1998. Mr. Horger is an
                                            attorney with Horger, Barnwell and
                                            Reid in Orangeburg, S.C.

Harry M. Mims, Jr.(63)         1988         President of J.F. Cleckley &
                                            Company, a company engaged in site
                                            development.

James W. Roquemore(50)         1994         Chief Executive Officer of Patten
                                            Seed Company, Inc. of Lakeland, GA
                                            and General Manager of
                                            Super-Sod/Carolina, a company that
                                            produces and markets turf, grass,
                                            sod and seed.

John W. Williamson, III(56)    2001         President of J.W. Williamson
                                            Ginnery, Inc., which is a partner in
                                            Carolina Eastern-Williamson
                                            Lynchburg Grain Company and Carolina
                                            Soy. Also serves as Chairman of the
                                            Jackson Companies, which operate a
                                            camping resort, golf community, and
                                            commercial development group in
                                            Myrtle Beach, S.C.

Cathy Cox Yeadon(55)           1997         Vice President, Human Resources at
                                            Cox Industries, Inc., a wood
                                            preserving company.


                Current Directors Whose Terms Will Expire in 2006

Colden Battey, Jr.(69)         1999         Senior Partner of Harvey & Battey
                                            Law Firm, Beaufort, S.C.

Charles W. Clark(55)           1993         President and owner of Santee
                                            Shores, Inc, Exit 98 Properties,
                                            LLC; Golf Santee!, LLC, and Clark
                                            Management, LLC. These properties
                                            own, operate and market various
                                            businesses in the Santee, S.C. area.

M. Oswald Fogle(60)            2001         President of Decolam, Inc., a
                                            company engaged in the lamination of
                                            boards and general warehousing.


Dwight W. Frierson(48)         1996         Vice Chairman of the Board, SCBT
                                            Financial Corporation and South
                                            Carolina Bank and Trust, N.A. He is
                                            also Vice President and General
                                            Manager of Coca-Cola Bottling
                                            Company of Orangeburg, S.C.


Thomas E. Suggs(55)            2001         President and Chief Executive
                                            Officer of Keenan and Suggs, Inc.,
                                            an insurance brokerage and
                                            consulting firm.

                            COMPENSATION OF DIRECTORS

     Non-employee directors of the Company are paid a cash retainer of $500 per calendar quarter and $500 per meeting of the bank subsidiary board of which they are a member. Members of the executive committee, audit committee, compensation committee, and governance committee are paid additional payments of $400, $400, $300 ($400 in 2004) and $300, respectively, for each meeting attended. The chairmen of the audit, compensation, and governance committees currently receive $800, $800 and $500, respectively, per committee meeting in lieu of the corresponding amounts above. Under the Company's deferred compensation plan, directors may elect to defer all or a portion of their directors' fees and to treat such deferred amounts as though they were invested in one or more investment options designated by the plan. Amounts deferred under the plan remain general obligations of the Company and become payable at the times (or during the periods) designated by participating directors. Directors who are also officers of the Company or its subsidiaries do not receive fees for serving as a director.

     Beginning in 2005, the Company plans to make an annual award to each non-employee director of options to acquire 500 shares of the Company's common stock at the then-current sales price and 200 shares of restricted stock. These awards will be granted following the Company's annual shareholders' meeting and will vest over a period not exceeding one year from the date of grant.

     From time to time, the Company pays additional compensation to its directors in recognition of special factors. In February 2005, the Company awarded Anne H. Oswald, who will retire from the board of directors at the Annual Shareholders' Meeting, 200 shares of common stock in recognition of her services to the Company. In addition, in connection with the appointment of Susie H. VanHuss to the board of directors in October 2004, the Company awarded Dr. VanHuss in February 2005, 400 shares of restricted stock that vest in four equal quarterly installments during Dr. VanHuss's first year of service on the board of directors.

     Robert R. Horger, who serves as Chairman of the Board of the Company, currently receives $77,315 annually for serving in that capacity. In addition, in January 2004, the Company granted to Mr. Horger options to purchase 3,675 shares of the Company's common stock at $28.58 per share. These options become exercisable in four equal annual installments over the four-year period following the date of grant.

                      THE BOARD OF DIRECTORS AND COMMITTEES

     During 2004, the board of directors of the Company held seven meetings. Each director attended at least 75% of the aggregate of (a) the total number of meetings of the board of directors held during the period for which he or she served as a director, and (b) the total number of meetings held by all committees of the board of directors of the Company on which he or she served.

     There is no formal policy regarding attendance at annual shareholder meetings. However, attendance at annual shareholder meetings has always been strongly encouraged. Last year, 16 of the Company's 18 directors active at that time attended the 2004 Annual Shareholders' Meeting.

     The board of directors has determined that Colden R. Battey, Jr., Luther J. Battiste, III, Charles W. Clark, M. Oswald Fogle, Dwight W. Frierson, Harry M. Mims, Jr., Ralph W. Norman, James W. Roquemore, Thomas E. Suggs, Susie H. VanHuss, A. Dewall Waters, John W. Williamson, III, and Cathy Cox Yeadon are independent directors under the independence requirements of The Nasdaq Stock Market applicable to directors who do not serve on the audit committee. Therefore, under these requirements, a majority of the members of the Company's board of directors is independent.

     The board of directors has adopted a Code of Ethics that is applicable to the Company's chief executive officer, chief financial officer, corporate controller, manager of financial reporting and all managers reporting to these individuals who are responsible for accounting and financial reporting. The Code of Ethics has been filed as Exhibit 14 to the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

     The board of directors of the Company maintains executive, audit, compensation, governance and policy committees. The functions, composition and frequency of meetings for these committees during 2004 were as follows:

     Executive Committee - The executive committee is composed of Robert R. Horger, Chairman, Colden R. Battey, Jr., Charles W. Clark, Dwight W. Frierson, Robert R. Hill, Jr., Harry M. Mims, Jr., James W. Roquemore, and Thomas E. Suggs. The board of directors of the Company may, by resolution adopted by a majority of its members, delegate to the executive committee the power, with certain exceptions, to exercise the authority of the board of directors in the management of the affairs of the Company. The executive committee met twenty times in 2004.

     Audit Committee - The audit committee is composed of M. Oswald Fogle, Chairman, Luther J. Battiste, III, Ralph W. Norman, Susie H. VanHuss, John W. Williamson, III, and Cathy Cox Yeadon. The board of directors has determined that all members of the audit committee are independent directors under the independence requirements of The Nasdaq Stock Market. The board of directors has also determined that M. Oswald Fogle is an "audit committee financial expert" for purposes of the rules and regulations of the Securities and Exchange Commission adopted pursuant to the Sarbanes-Oxley Act of 2002. The audit committee held eleven meetings and one seminar in 2004. The primary function of the audit committee is to assist the board of directors of the Company in overseeing (i) the Company's accounting and financial reporting processes generally, (ii) the audits of the Company's financial statements and (iii) the Company's systems of internal controls regarding finance and accounting. In such role, the audit committee reviews the qualifications, performance and independence of the Company's independent accountants and has the authority to appoint, evaluate and, where appropriate, replace the Company's independent accountants. The audit committee, among other things, also oversees the Company's internal audit department. The board of directors has adopted a charter for the audit committee, and a copy of the charter was filed as Appendix A to the Company's 2004 Proxy Statement.

     Compensation Committee - The compensation committee is composed of A. Dewall Waters, Chairman, Colden R. Battey, Jr., Charles W. Clark, M. Oswald Fogle, and Harry M. Mims, Jr.. The compensation committee met five times in 2004. The board of directors has determined that all members of the compensation committee are independent directors under the independence requirements of The Nasdaq Stock Market applicable to directors who do not serve on the audit committee. The compensation committee evaluates the performance of the executive officers of the Company and recommends to the board of directors, through the executive committee, matters concerning compensation, salaries, and other forms of executive compensation to officers of the Company.

    Governance Committee - The governance committee is composed of Dwight W. Frierson, Chairman, Colden R. Battey, Jr. and Ralph W. Norman. The board of directors has determined that all members of the governance committee are independent directors under the independence requirements of The Nasdaq Stock Market applicable to directors who do not serve on the audit committee. The governance committee met two times in 2004. The governance committee acts as the nominating committee for the purpose of recommending to the board of directors nominees for election to the board of directors. The governance committee also periodically reviews and, where appropriate, recommends changes to the Company's corporate governance practices. The board of directors has adopted a charter for the governance committee, and a copy of that charter is attached as Appendix A to this Proxy Statement. The governance committee has not established any specific, minimum qualifications that must be met for a person to be nominated to serve as a director, and the governance committee has not identified any specific qualities or skills that it believes are necessary to be nominated as a director. Nominees for the board are reviewed by the governance committee on a case-by-case basis based on a number of factors, including a proposed nominee's independence, age, skills, occupation, diversity and experience and any other factors beneficial to the Company. The governance committee will consider nominees identified by its members, other directors, officers and employees of the Company and other persons, including shareholders of the Company.

     The governance committee will consider nominees for director recommended by a shareholder if the shareholder provides the committee with the information described in paragraph 6 under the caption "Committee Authority and Responsibilities" of the governance committee's charter.

     In October 2004, upon the recommendation of the governance committee, the board of directors appointed Susie H. VanHuss to serve on the board of directors until the 2005 Annual Shareholders' Meeting. Upon the governance committee's further recommendation, the board of directors has nominated Dr. VanHuss for election by the shareholders at the Annual Shareholders' Meeting to serve in the group of directors whose term will expire in 2008. Dr. VanHuss was identified as a potential director candidate by Thomas E. Suggs, a current director of the Company, based on Mr. Suggs's knowledge of Dr. VanHuss through his involvement with the University of South Carolina and affiliated foundations and organizations.

     Policy Committee - The policy committee is composed of Dwight W. Frierson, Chairman, Colden R. Battey, Jr., Charles W. Clark, Robert R. Horger, Harry M. Mims, Jr., James W. Roquemore, and Thomas E. Suggs. The primary purpose of the policy committee is to recommend new policies and review present policies or policy updates and changes. The policy committee met three times in 2004.

                             EXECUTIVE COMPENSATION

     The following table summarizes for the years indicated the current and long-term compensation for the Chief Executive Officer of the Company, the former Chief Executive Officer of the Company, and the four most highly compensated executive officers other than the Chief Executive Officer (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                            Annual                    Long Term
                                        Compensation(2)          Compensation Awards
                                        ---------------          -------------------

                                                                              Securities
Name and                                                      Restricted      Underlying         All Other
Principal Position          Year      Salary     Bonus(3)   Stock Awards(4)  Options(#)(5)    Compensation(7)
-------------------------------------------------------------------------------------------------------------
Robert R. Hill, Jr. (1)     2004     $199,754         --             -           6,300             $4,012
President and Chief         2003      184,000     $57,600            -           6,300              5,174
Executive Officer           2002      171,120      61,482     $107,600           6,930              5,506

C. John Hipp, III (1)       2004     $260,077         --             -          10,500           $309,462(6)
Former President and        2003      280,000     $73,589            -          10,500              6,274
Chief Executive Officer     2002      262,150      87,590            -          11,088              6,502

Thomas S. Camp              2004     $170,560         --             -           4,200             $6,055
President and CEO           2003      164,000     $61,635            -           4,200              4,712
South Carolina Bank         2002      152,280      72,952     $107,600           4,620              4,015
and Trust of the
Piedmont, N.A.

John C. Pollok              2004     $169,388         --             -           5,250             $6,052
Senior Executive Vice       2003      156,154     $63,600            -           4,200              4,406
President and Chief         2002      135,890      54,118        $94,150         4,043              4,015
Operating Officer

Richard C. Mathis           2004     $165,900         --             -           4,410             $5,923
Executive Vice              2003      158,000     $40,900            -           4,410              4,443
President and               2002      146,590      49,836        $94,150         4,620              4,331
Chief Financial Officer

Joe E. Burns                2004     $152,000         --             -           4,200             $5,443
Executive Vice              2003      146,000     $36,500        $54,920         4,200              4,105
President and Chief         2002      135,450      49,900         26,900         4,043              4,002
Credit Officer

(1) Mr. Hipp resigned as President and Chief Executive Officer as of November 6, 2004. Mr. Hill was appointed by the Board of Directors as Interim President and Chief Executive Officer effective the same date. Subsequently, Mr. Hill was elected unanimously by the Board of Directors as President and Chief Executive Officer.

(2) Perquisites and personal benefits did not exceed the lesser of $50,000 or 10% of total salary plus bonus.

(3) The Company's subsidiaries maintain incentive compensation plans. Amounts payable under the incentive compensation plans are most commonly based on the particular subsidiary's performance in terms of its return on equity, growth of assets and deposits, and divisional or individual goals for any calendar year. The Compensation Committee sets performance goals at the beginning of any calendar year. The board of directors, however, has the discretion to change during any year the performance goals, payment amounts and other requirements of the incentive compensation plans. The incentive compensation plans create incentive reserves for the calendar year. Amounts paid into an incentive pool are distributed to participating employees based on the individual employee's merit ratings, attainment of company-wide and divisional goals, salary level, and qualitative factors.

(4) From time to time, the Company has awarded shares of restricted stock to its executive officers. The Company did not grant any shares of restricted stock to the executive officers named above during 2004. Shares of restricted stock that were issued in 2002 and 2003 generally vest subject to the continued employment of the officer as follows: (a) 25% of the shares vest free of restrictions on the third anniversary of the date of grant; (b) 25% of the shares vest free of restrictions on the fifth anniversary of the date of grant; and (c) 50% of the shares vest free of restrictions on the seventh anniversary of the date of grant. An officer's interest in any non-vested shares would terminate upon the termination of the officer's employment with the Company, except that all restricted shares will fully vest if there is a change in control in the Company or the officer dies while employed by the Company. Each officer generally has the right to vote restricted shares and to receive dividends paid on the shares prior to vesting. The number and market value of unvested shares of restricted stock held by the officers named above at December 31, 2004, were as follows: Mr. Hill - 4,620 shares ($155,093); Mr. Camp - 4,620 shares ($155,093); Mr. Pollok - 4,043 shares ($135,723); Mr.
     Mathis - 4,043 shares ($135,723); and Mr. Burns - 3,255 shares ($109,270).

(5) All options to purchase securities reflect the effect of a 5% stock dividend paid on January 1, 2005, and the options granted in 2002 additionally reflect the effect of a 10% stock dividend paid on December 6, 2002.

(6) In addition to the items described in footnote (7) below, in connection with Mr. Hipp's resignation as President and Chief Executive Officer of the Company, he and the Company entered into a severance agreement, which is described in more detail under the caption "Employment Agreements - C. John Hipp, III" below. Under the terms of Mr. Hipp's severance agreement, Mr. Hipp became entitled to receive, among other things, (i) severance compensation of $294,000, which was paid in one lump sum by the Company in January 2005, (ii) title to the automobile (2002 Buick Park Avenue) provided by the Company to Mr. Hipp while he was employed by the Company, which had an estimated value of $9,550 at the time title was transferred to Mr. Hipp, and (iii) continued health care benefits, resulting in premium payments by the Company of an aggregate of $3,724.

(7) Includes contributions by the Company's subsidiaries through matching or discretionary contributions to their employee savings plans allocated to the named executive officers' accounts, and term life insurance premiums paid by the Company's subsidiaries for the benefit of the named executive officers as follows:

                                    Employee Savings         Life Insurance
                                        Plan(2)                 Premiums
                                        -------                 --------

Robert R. Hill, Jr.(1)      2004        $ 2,443                  $ 1,569
                            2003          3,680                    1,494
                            2002          3,422                    1,634

C. John Hipp, III(1)        2004            --                   $ 2,188
                            2003         $4,000                    2,274
                            2002          4,000                    2,502

Thomas S. Camp              2004        $ 4,723                  $ 1,332
                            2003          3,280                    1,332
                            2002          3,046                    1,453

John C. Pollok              2004        $ 4,697                  $ 1,355
                            2003          3,123                    1,283
                            2002          2,718                    1,297

Richard C. Mathis           2004        $ 4,575                  $ 1,348
                            2003          3,160                    1,283
                            2002          2,932                    1,399

Joe E. Burns                2004        $ 4,209                  $ 1,234
                            2003          2,920                    1,185
                            2002          2,709                    1,293

(1) Mr. Hipp resigned as President and Chief Executive Officer as of November 6, 2004. Mr. Hill was appointed by the Board of Directors as Interim President and Chief Executive Officer effective the same date. Subsequently, Mr. Hill was elected unanimously by the Board of Directors as President and Chief Executive Officer.
(2) The employee savings plan is a "tax qualified" plan under Section 401(a) of the Internal Revenue Code and covers all employees.

                              EMPLOYMENT AGREEMENTS

C. JOHN HIPP, III

     In September 1999, C. John Hipp, III, entered into an amended and restated employment and noncompetition agreement with the Company. The agreement provided for compensation for Mr. Hipp at the 1999 level or a greater rate set by the board of directors or by a committee appointed by the board of directors, plus fringe benefits and reimbursement of expenses. During his employment and for 12 months thereafter, Mr. Hipp has agreed not to compete with the Company through accepting traditional banking services employment in any county where the Company is conducting business, solicit customers of the Company, or induce any Company employee to leave the Company for the purpose of competing with the Company.

     On December 20, 2004, Mr. Hipp entered into a severance agreement with the Company that was effective as of November 5, 2004. Under the terms of the agreement, Mr. Hipp confirmed his resignation from all positions held by Mr. Hipp with the Company and its subsidiaries, and the Company agreed to (i) pay Mr. Hipp severance compensation of $294,000 in one lump sum (which was paid by the Company to Mr. Hipp in January, 2005), (ii) transfer title to the Company automobile (2002 Buick Park Avenue) used by Mr. Hipp prior to his resignation,
(iii) continue to pay for Mr. Hipp's health plan coverage through November 5, 2005 and (iv) vest in full Mr. Hipp's options to acquire an aggregate of 10,794 (including the effect of the 5% stock dividend payable to shareholders of record as of December 20, 2004) shares of common stock of the Company, which options would otherwise have expired unvested as a result of Mr. Hipp's resignation. The agreement also contains a mutual release of certain claims that may be made by Mr. Hipp against the Company and the Company against Mr. Hipp. The agreement continues certain provisions of Mr. Hipp's amended and restated employment agreement, including the noncompetition provisions in such agreement.

ROBERT R. HILL, JR.

     In September 1999, the Company entered into an employment and noncompetition agreement with Mr. Hill that extends for a rolling three-year period. Under the agreement, Mr. Hill is entitled to receive base salary (currently $250,000 per year), certain fringe benefits such as country club dues and an automobile, and reimbursement of his business-related expenses, and to participate in other compensatory and employee benefit plans maintained by the Company from time to time, including the Company's incentive bonus plans. If Mr. Hill's employment is terminated by reason of death, disability or without cause, or if he terminates his employment because he is relocated or his responsibilities are reduced without his consent, the Company generally is required to pay him (or his estate) his base salary in effect at the time of termination for 12 months following termination and to continue his health, medical and dental insurance and other benefits during such period. In addition, if Mr. Hill's employment is terminated by either Mr. Hill or the Company following a change in control (other than by reason of death, disability or cause), Mr. Hill will be entitled to continued compensation of an amount equal to the product of 2.99 multiplied by his "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code (generally the average of the previous five tax years' annual compensation), such amount to be paid over 36 months or in lump sum at Mr. Hill's discretion. The Company must also pay Mr. Hill's medical and life insurance during such 36-month period. During his employment and for 12 months following any termination of his employment, Mr. Hill has agreed not to compete with the Company through accepting traditional banking services employment in any county where the Company is conducting business, solicit customers of the Company, or induce any Company employee to leave the Company for the purpose of competing with the Company.

OTHER NAMED EXECUTIVE OFFICERS

     The Company has entered into employment agreements with the other named executive officers of the Company (Mr. Camp, Mr. Pollok, Mr. Mathis and Mr. Burns). Under these agreements, these executive officers are entitled to receive annual base salary (currently, for Mr. Camp, $175,676; for Mr. Pollok, $190,000; for Mr. Mathis, $172,000; and for Mr. Burns, $157,000), certain fringe benefits which may vary among officers such as country club dues and an automobile, reimbursement of their business-related expenses, and participation in other compensatory and employee benefit plans maintained by the Company from time to time, including the Company's incentive bonus plans. If their employment is terminated by the Company without cause, the Company generally will be required to pay them their base salary in effect at the time of termination for six months following termination. In addition, if their employment is terminated by the Company for any reason other than as a result of death, disability or for cause following a change in control, the Company is required to pay them their base salary then in effect for 24 months following termination. During their employment and for a period of between 6-18 months following their employment (depending on the circumstances resulting in the termination of employment), these executive officers have agreed not to compete with the Company through accepting traditional banking services employment in the counties in South Carolina where their primary office is (or formerly was) located or to solicit customers of the Company, or induce any Company employee to leave the Company for the purpose of competing with the Company, in any county where the Company is conducting business.

SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENTS

     The Company anticipates that in March 2005, but subsequent to filing this Proxy Statement, the Company will enter into amended and restated supplemental executive retirement agreements with the named executive officers other than Mr. Hipp. These amended and restated agreements will replace the supplemental executive retirement agreements currently in place. Under the amended and restated agreements, the named executive officers generally will be entitled to receive retirement benefits over the 20-year period following retirement after attaining age 60 for Mr. Hill and Mr. Pollok, ages 62-65 for Mr. Camp and Mr. Mathis, and age 65 for Mr. Burns. The annual amount of such benefits may not exceed $125,000 for Mr. Hill, $50,000 for Mr. Camp, $100,000 for Mr. Pollok, $65,000 for Mr. Mathis and $50,000 for Mr. Burns, with the exact amount generally determined by reference to the number of calendar years of their employment after 2002 in which the Company satisfied both of the following performance measures: (i) the Company's net income for the year exceeded 106% of the Company's net income for the previous year; and (ii) the book value of the Company's total assets as of the end of the year exceeded 107% of the book value of the Company's total assets as of the end of the immediately preceding year. If the named executive officers were to have retired at normal retirement age as of December 31, 2004, they would have been entitled to 50% of their maximum annual retirement benefit based on the performance of the Company subsequent to December 31, 2002. A smaller annual benefit, payable over the 20-year period after the executive attains his normal retirement age, will become payable if the employment of any of these officers is terminated prior to attaining retirement age for any reason other than death or for cause. If an executive dies, the Company will be required to pay his estate a lump sum amount (which is $375,000 for Mr. Hill and $250,000 for Mr. Camp, Mr. Pollok, Mr. Mathis and Mr. Burns) plus an annual amount (which is $125,000 for Mr. Hill, $50,000 for Mr. Camp, $100,000 for Mr. Pollok, $65,000 for Mr. Mathis and $50,000 for Mr. Burns) in monthly installments over the 10-year period following death. These executives will forfeit their retirement benefits if they compete with the Company. The Company's obligations under the agreements are general unsecured obligations of the Company, although the agreements require the Company to establish a grantor ("rabbi") trust for such benefits following a change in control.

DEFERRED COMPENSATION PLAN

     The Company has adopted a deferred compensation plan under which directors, executive officers and certain other employees are entitled to participate. Under the plan, directors and executive officers may defer all or a portion of their compensation from the Company and treat these amounts as though they were invested in one or more investment options designated by the plan. Amounts payable under the plan remain general obligations of the Company and are payable by the Company at the times (or over the periods) designated by plan participants when they elect to participate in the plan.


                                  STOCK OPTIONS

     The following table provides information concerning stock options exercised by the named executives in 2004 and the value of options held by each executive at December 31, 2004.

     AGGREGATED OPTION EXERCISES DURING 2004 AND YEAR END 2004 OPTION VALUES

                                                           Number of Securities
                                                               Underlying                Value of Unexercised
                                                           Unexercised Options           In-the-Money Options
                           Shares                         At Fiscal Year-End(2)          At Fiscal Year-End(3)
                         Acquired on       Value          ---------------------        -----------------------
Executive Officer        Exercise(#)    Realized(1)    Exercisable    Unexercisable    Exercisable    Unexercisable
-------------------------------------------------------------------------------------------------------------------
Robert R. Hill, Jr.(4)     15,550        $212,982           --            15,992              --        $171,129
C. John Hipp, III(4)       27,573         365,868        10,794              --          $146,860            --
Thomas S. Camp                --              --          7,604           10,383          126,101        108,071
John C. Pollok                --              --          7,547           11,144          124,525        108,437
Richard C. Mathis           1,444          20,871         5,435           10,604           90,211        107,585
Joe E. Burns                3,465          61,568         4,227            9,371           68,712         87,573

(1) Based on the difference between the closing price on the date of exercise and the option exercise price.
(2) Figures shown represent the total number of shares subject to unexercised options held by the indicated executive officers at year-end 2004. The number of shares subject to options which were exercisable and unexercisable at year-end 2004 is displayed. The number of options granted has been adjusted to reflect all stock splits and stock dividends.
(3) Dollar amounts shown represent the value of "in-the-money" stock options held by the indicated officers at year-end 2004.

     Shares subject to an option are considered to be "in-the-money" if the fair market value at December 31, 2004 of shares of stock exceeds the exercise or base price of such shares. The value of the "in-the-money" options is computed based on the difference between the $33.57 per share market value of the stock at December 31, 2004 and the exercise or base price of the shares subject to underlying options. The value of shares subject to options that are exercisable and unexercisable at December 31, 2004 is displayed.

(4) Mr. Hipp resigned as President and Chief Executive Officer as of November 6, 2004. Mr. Hill was appointed by the Board of Directors as Interim President and Chief Executive Officer effective the same date. Subsequently, Mr. Hill was elected unanimously by the Board of Directors as President and Chief Executive Officer.

The following table provides information concerning the grant of stock options during 2004 to the named executives.

                              OPTION GRANTS IN 2004

                                                                                                      Potential Realizable Value
                                            Percent of Total                                                  At Assumed
                     Number of Securities   Options Granted       Exercise or                         Annual Rates of Stock Price
                     Underlying Options     to Employees in        Base Price       Expiration      Appreciation for Option Term(3)
Executive Officer         Granted (1)          Fiscal Year      ($/Share)(1)(2)        Date            5%                   10%
-----------------------------------------------------------------------------------------------------------------------------------
Robert R. Hill, Jr.(4)       6,300                 8.62%             $28.58          1/2/2014       $113,239             $286,969
C. John Hipp, III(4)        10,500                14.37               28.58          1/2/2014        188,731              478,282
Thomas S. Camp               4,200                 5.75               28.58          1/2/2014         75,493              191,313
John C. Pollok               5,250                 7.18               28.58          1/2/2014         94,366              239,141
Richard C. Mathis            4,410                 6.03               28.58          1/2/2014         79,267              200,878
Joe E. Burns                 4,200                 5.75               28.58          1/2/2014         75,493              191,313

(1) All stock options become exercisable over a four-year period in 25% increments. The number of securities granted and the exercise price have been adjusted to reflect a 5% stock dividend paid on January 1, 2005.

(2) The exercise price equals the market price of the Company's common stock on the date of the grant.

(3) The potential gains are based on the assumed annual rates of stock price appreciation of 5% and 10% over the term of each option. Any actual gains are dependent on the future performance of the Company's common stock and general market conditions. There is no assurance that the assumed rates of stock price appreciation will be achieved. Increases in the stock price will benefit all shareholders commensurately.

(4) Mr. Hipp resigned as President and Chief Executive Officer as of November 6, 2004. Mr. Hill was appointed by the Board of Directors as Interim President and Chief Executive Officer effective the same date. Subsequently, Mr. Hill was elected unanimously by the Board of Directors as President and Chief Executive Officer.


                    REPORT ON EXECUTIVE OFFICER COMPENSATION

     The Company's Compensation Committee is required to provide the Company's shareholders with a report discussing the Compensation Committee's policies in establishing compensation for the Company's executive officers. The report is also required to discuss the relationship, if any, between the Company's performance and executive officer compensation. Finally, the report must specifically discuss the factors and criteria upon which the compensation paid to the Company's Chief Executive Officer was based.

     This report is provided as a summary of current practice with regard to the annual compensation review and authorization of executive officer compensation, and with respect to specific action taken for the Chief Executive Officer. The $1,000,000 tax deduction limitation for executive compensation which is not performance based, added by the Omnibus Budget Reconciliation Act of 1993, is not relevant to this year's report and does not affect either the Company's or it subsidiaries' compensation policy. Should such limitations become relevant, steps will be taken to amend the Company's and its subsidiaries' compensation policy to assure compliance.

     The fundamental philosophy of the Company's compensation program is to offer competitive compensation opportunities for executive officers that are based both on the individual's contribution and on the Company's performance. The compensation paid is designed to retain and reward executive officers who are capable of leading the Company in achieving its business objectives in an industry characterized by complexity, competitiveness and change. The compensation of the Company's executive officers is reviewed and approved annually by the Compensation Committee. Annual compensation for the Chief Executive Officer (and other executive officers) consists primarily of three elements.

o A base salary that is determined by individual contribution and performance, and which is designed to provide a base level of compensation comparable to that provided to key executives of other financial institutions of similar size and performance.

o A short-term cash incentive program that is directly linked to individual performance and the Company's soundness, financial performance, and growth.

o A long-term incentive program that provides stock options and shares of restricted stock to executive officers. Such awards provide an incentive that focuses the executive's attention on managing the Company from the perspective of a shareholder with an equity stake in the business. The economic value of any such award is directly tied to the future performance of the Company's stock and will provide value to the recipient when the price of the Company's stock increases over time.

CHIEF EXECUTIVE OFFICER

     Robert R. Hill, Jr. was elected Chief Executive Officer effective November 6, 2004, upon the resignation of the former Chief Executive Officer, C. John Hipp, III. The compensation committee increased Mr. Hill's current annual salary from $193,200 to $250,000. In arriving at this base salary amount, the committee considered, among other things, Mr. Hill's 10-year tenure with the company and his experience as President and Chief Operating Officer of the Company's lead subsidiary, South Carolina Bank and Trust, N.A., for approximately 6 years. The committee also reviewed average salary surveys for individuals in similar positions employed by banking organizations of similar size and performance in both the southeastern United States and nationally. Additionally, the committee discussed the compensation with a human resource consultant and also gave consideration to the salary level of the former chief executive officer. The committee determined that, in combination with the cash incentive opportunity (described below) and stock-based compensation awards previously described, the $250,000 current annual salary was appropriate.

FORMER CHIEF EXECUTIVE OFFICER

     C. John Hipp, III, served as the Company's Chief Executive Officer during 2004 through November 5, 2004. At the time of his departure, Mr. Hipp's annual salary was $294,000, a 5% increase from the 2003 salary level of $280,000. In establishing this 5% salary increase for 2004, the compensation committee considered the Company's accomplishing a 13.72% return on average equity and 1.23% return on average assets in 2003. Additionally, the committee received advice from compensation consultants, reviewed salary surveys for persons in similar positions in southeastern and other banking organizations, and considered compensation information for other chief executive officers in community banks within South Carolina. The committee determined that the base salary established for 2004, combined with a cash incentive opportunity (described below) and stockbased compensation awards as previously described, would provide compensation to Mr. Hipp comparable to that paid on average by other banking organizations of similar size and financial performance.

EXECUTIVE OFFICER CASH INCENTIVES

     In 2004, the named (and other) executive officers, including the Chief Executive Officer and former Chief Executive Officer, had the opportunity to participate in a performance-based executive incentive arrangement. This arrangement could provide cash incentive payments based, first of all, on the Company's and its subsidiaries attaining planned net income levels for 2004 (as was determined in late 2003). Specific payments to individual executive officers could also be influenced by each officer's attaining prescribed performance goals. Since the Company's net income declined in 2004 from 2003, thus falling short of the planned net income target, no executive officer received a cash incentive for 2004.

     For key executives, the annual cash incentive during the years 2004, 2003, and 2002 ranged from approximately 0% to 48% of normal base salary for full-year participants. This means that up to approximately one-third of annual compensation was variable, could fluctuate significantly or be entirely omitted from year to year, and was directly and indirectly tied to business and individual performance.

CASH INCENTIVES FOR EXECUTIVES IN 2005

     The cash incentive program for executive officers, including the Chief Executive Officer, for 2005 is modified from recent years. The program is completely described in Exhibit 10.28 to the Company's 2004 Annual Report on Form 10-K. Essentially, the 2005 executive bonus arrangement indicates that, first of all, the Company's subsidiaries must attain a prescribed overall rating from their primary banking regulator. Next, the net income for a new year (e.g., 2005) must at least equal or exceed the net income from the prior year (e.g.,
2004). Then, as the Company's and its subsidiaries' 2005 net incomes exceed the prior year's levels up to and beyond a planned dollar amount of increase, incentives accrue on a pro-rata basis. This earnings component can contribute up to 40% of an executives' annual cash incentive. Attaining planned increases in balances of total assets can contribute up to 20% of an executive's annual cash incentive. Similarly, attaining planned increases in balances of deposits can contribute up to 20% of an annual cash incentive. Finally, each executive has individual and/or divisional goals, the attainment of which can contribute up to 20% of an annual cash incentive.


STOCK-BASED COMPENSATION

     The Company from time to time also grants stock options and shares of restricted stock to its executive officers. These stock-based incentive awards help align the interests of the Company's executive officers with the interests of the shareholders of the Company by providing economic value directly related to increases in the value of the Company's stock. The number of options and restricted shares granted to executive officers during any given year is based on a number of factors, including seniority and job responsibilities, the amount of awards made in prior years, and industry information from compensation consultants and published surveys regarding stock-based awards granted to officers employed by comparable companies. Please refer to the Summary Compensation Table for a listing of stock options and restricted shares granted to the listed executives in 2004, 2003, and 2002.


                           o Compensation Committee o

A. Dewall Waters, Chairman      Colden R. Battey, Jr.      Charles W. Clark

M. Oswald Fogle                 Harry M. Mims, Jr.


                          DEFINED BENEFIT PENSION PLAN

     South Carolina Bank and Trust, N.A. maintains for the Company a noncontributory, defined benefit pension plan covering its employees, including the Company's executive officers. The pension plan is a "tax qualified" plan under Section 401(a) of the Internal Revenue Code and must also comply with provisions of the Employee Retirement Income Security Act of 1974.

     The pension table below shows estimated annual benefits payable upon retirement to persons in the specified remuneration and years of service categories as if retirement had occurred on December 31, 2004. The benefits shown are computed on a single life only annuity basis.

            Employees' Pension Plan of South Carolina Bank and Trust
                      Estimated Annual Retirement Benefits
           (For an Employee Whose Normal Retirement Date is 1/1/2005)
                                Years of Service
  ----------------------------------------------------------------------------
     FAC*          10 Years         20 Years         30 Years         40 Years
  ----------------------------------------------------------------------------
  ----------------------------------------------------------------------------
  $ 30,000          $ 2,700          $ 5,400          $ 8,100          $ 9,450
    50,000            4,747            9,494           14,241           16,615
    70,000            7,847           15,694           23,541           27,465
   100,000           12,497           24,994           37,491           43,740
   150,000           20,247           40,494           60,741           70,865
   200,000           27,997           55,994           83,991           97,990
   250,000           28,152           56,304           84,456           98,532
   300,000           28,152           56,304           84,456           98,532
   350,000           28,152           56,304           84,456           98,532
   400,000           28,152           56,304           84,456           98,532
  ----------------------------------------------------------------------------
  * FAC: Final Average Compensation is computed as the average amount of a participant's compensation earned over the last 60 months prior to his or her retirement date or early termination of employment.

     Upon a participant's retirement at normal retirement date (age 65), a monthly retirement benefit will be paid in accordance with pension plan provisions. The amount of such monthly retirement benefit will equal 1/12 of the sum of (i) and (ii) as follows: (i) .90% of the pension plan participant's final average compensation multiplied by his years of credited service up to a maximum of 35 years; and (ii) .65% of the pension plan participant's final average compensation in excess of his covered compensation multiplied by his years of credited service up to a maximum of 35 years. For purposes of the above formula, social security covered compensation is currently set at $43,800 for an employee whose normal retirement date is January 1, 2005. A participant's final average compensation consists of the average amount of a participant's compensation earned over the last 60 months prior to early or normal retirement. A participant is credited with one year of credited service under the pension plan for each year in which 1,000 or more hours are worked. Benefits under the pension plan are not subject to deduction for social security or other offset amounts. For purposes of computing a participant's final average compensation, the pension plan used the following definition of participant compensation during the first calendar quarter of 2004: W-2 earnings, including bonuses, overtime and commissions, but excluding employer contributions to employee benefit plans, as limited by Section 401 (a)(17) of the Internal Revenue Code. However, beginning in April 2004 and going forward, participant compensation was changed to include only 75% of bonuses and 50% of commissions, instead of total bonuses and total commissions.

     The executive officer compensation used for purposes of computing executive officer benefits under the pension plan is approximately the same as that shown in the Summary Compensation Table under Annual Compensation, plus the value of Restricted Stock Awards during the year in which the awards vest. As of December 31, 2004 the named executive officers had accumulated the following years of credited service toward retirement: Mr. Hill, 9 years credited service; Mr. Camp, 6 years credited service; Mr. Pollok, 8 years credited service, Mr. Mathis, 4 years credited service; and Mr. Burns, 3 years credited service.

                          SHAREHOLDER PERFORMANCE GRAPH

     The following line graph compares the Company's cumulative total shareholder return with a performance indicator of the overall stock market and published industry indices. Shareholder return (measured through increases in stock price and payment of dividends) is often a benchmark used in assessing corporate performance and the reasonableness of compensation paid to executive officers.

     Shareholders should recognize that corporations often use a number of other performance benchmarks (in addition to shareholder return) to set various levels of executive officer compensation. The Company's 2004 Annual Report to Shareholders contains a variety of relevant performance indicators concerning the Company. Thus, shareholders may wish to consider other relevant performance indicators in assessing shareholder return and the reasonableness of executive compensation, such as growth in earnings per share, book value per share and cash dividends per share, along with return on equity and return on assets percentages. As described in the Report on Executive Officer Compensation, the Company's compensation committee uses, among other considerations, growth in net income, assets and deposits, performance of individual and divisional goals, and qualitative factors in helping to determine short-term cash incentive program awards.

     The performance graph below compares the Company's cumulative total return over the most recent five year period with the NASDAQ - Composite and the SNL Southeast Bank Index, a banking industry performance index for the southeastern United States. Returns are shown on a total return basis, assuming the reinvestment of dividends and a beginning stock index value of 100 per share. The value of the Company's stock as shown in the graph is based on published prices for transactions in the Company's stock.

                           SCBT FINANCIAL CORPORATION

                          TOTAL RETURN PERFOMANCE CHART

                              [CHART APPEARS HERE]

                                                      PERIOD ENDED
                             ---------------------------------------------------------------
INDEX                        12/31/99   12/31/00   12/31/01   12/31/02   12/31/03   12/31/04
--------------------------------------------------------------------------------------------
SCBT FINANCIAL CORPORATION    100.00      60.55      92.04     129.03     165.38     198.57
NASDAQ - COMPOSITE            100.00      60.82      48.16      33.11      49.93      54.49
SNL SOUTHEAST BANK INDEX      100.00     100.70     125.09     138.18     173.52     205.78

                         Source: SNL Financial LC, 2005

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company's banking subsidiaries have loan and deposit relationships with some of the directors of the Company and its subsidiaries and loan, deposit, and fee-for-service relationships with some of the companies with which the directors are associated, as well as with some members of the immediate families of the directors. (The term "members of the immediate families" for purposes of this paragraph includes each person's spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, and brothers and sisters-in-law.) Such loan, deposit, or fee relationships were made in the ordinary course of business, were made on substantially the same terms, including interest rates, collateral and fee pricing as those prevailing at the time for comparable transactions with other persons, and did not, at the time they were made, involve more than the normal risk of collectibility or present other unfavorable features.

     Robert R. Horger, Chairman of the Board of the Company, and Colden R. Battey, Jr., a director, are partners in the law firms of Horger, Barnwell & Reid and Harvey and Battey, PA, respectively, both of which South Carolina Bank and Trust, N.A. engaged as counsel during 2004 and may engage during the current fiscal year.

     Thomas E. Suggs, a director, is President and Chief Executive Officer of Keenan and Suggs, Inc., an insurance brokerage and consulting firm that the Company used during 2004 and will use during the current fiscal year as an insurance broker for certain policies. In 2004, the Company made payments to Keenan and Suggs, Inc., as the Company's insurance placement agent, totaling $212,434. Keenan and Suggs, Inc. pays these funds, net of its agency commissions, to the various insurance companies providing insurance coverages to SCBT Financial Corporation or its subsidiaries.

     Colden R. Battey, Jr., a director of the Company, has a 20% interest in a partnership that leases an office building to South Carolina Bank and Trust, N.A., in Beaufort, South Carolina. Annual lease payments to the partnership under this lease are approximately $138,950.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     As required by Section 16(a) of the Securities Exchange Act of 1934, SCBT Financial Corporation's directors and executive officers are required to report periodically their ownership of SCBT Financial Corporation stock and any changes in ownership to the Securities and Exchange Commission. Based on a review of forms 3, 4 and 5 and written representations made to the Company, it appears, except as discussed below, that all such reports for these persons were filed in a timely fashion in 2004.

     On May 7, 2004, Thomas E. Suggs, a director, purchased 200 shares of the Company's common stock. A transaction report on Form 4 was not filed until May 19, 2004. On September 16, 2004, James A. Shuford, III, an executive officer, sold 600 shares of the Company's common stock. A transaction report on Form 4 was not filed until October 27, 2004.

                             INDEPENDENT ACCOUNTANTS

     The audit committee has appointed J. W. Hunt and Company, LLP, independent certified public accountants, as independent auditors for the Company and its subsidiaries for the current fiscal year ending December 31, 2005, subject to ratification by the Company's shareholders. J. W. Hunt and Company, LLP has advised the Company that neither the firm nor any of its partners has any direct or material interest in the Company and its subsidiaries except as auditors and independent certified public accountants of the Company. Representatives of J.W. Hunt and Company, LLP are expected to be at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                             AUDIT COMMITTEE REPORT

     The Audit Committee oversees the Company's financial reporting process, including internal controls, on behalf of the board of directors. The Committee is composed of six directors of the Company, each of whom is independent as defined by the rules of The Nasdaq Stock Market applicable to directors who serve on the Audit Committee. The Audit Committee operates under an audit committee charter that complies with the requirements regarding audit committees established by the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission and The Nasdaq Stock Market.

     Management has the primary responsibility for the Company's financial statements, internal controls, and financial reporting. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles and the conformity of the Company with maintaining internal controls over financial reporting as specified by the Sarbanes Oxley Act of 2002.

     In the context of its responsibilities, the Audit Committee met with management and the independent auditors to review and discuss the December 31, 2004 audited financial statements. The Audit Committee discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Independence Standards Board No. 1 (Independence Discussion with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee also has considered whether the independent auditor's provision of non-audit services, as set forth in "Audit and Other Fees" below, is compatible with the auditor's independence.

    Based on the reviews and discussions referred to above, the Audit Committee has determined to recommend to the board of directors that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

                               o Audit Committee o

M. Oswald Fogle, Chairman     Luther J. Battiste, III     Ralph W. Norman

Susie H. VanHuss              John W. Williamson, III     Cathy Cox Yeadon


                              AUDIT AND OTHER FEES

     The following listing presents the aggregate fees billed by J. W. Hunt and Company, LLP, the Company's independent auditor, during 2004 and 2003 for (i) audit fees, (ii) audit-related fees, (iii) tax fees and (iv) all other fees:

-----------------------------------------------------------------------
                                    2004                     2003
-----------------------------------------------------------------------
  Audit Fees                      $209,891                 $165,886
-----------------------------------------------------------------------
  Audit Related Fees(1)             12,000                   18,164
-----------------------------------------------------------------------
  Tax Fees(2)                       33,609                   26,576
-----------------------------------------------------------------------
  All Other Fees(3)                 38,851                   21,409
-----------------------------------------------------------------------

(1) Audit-related fees are for services rendered in connection with attesting to internal controls over financial reporting in accordance with the Federal Deposit Insurance Corporation Improvement Act of 1991.
(2) Tax fees are for services rendered primarily in connection with the preparation of federal and state income and bank tax returns, calculation of quarterly estimated income tax payment amounts and research associated with various tax-related issues that affect the Company.

(3) All other fees are for accounting research and assistance related to actual or proposed transactions that involve unusual or complex elements.

PRE-APPROVAL POLICY

     The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent auditors. Under the policy, and in accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee may delegate pre-approval authority to one or more of its members. However, any member to whom such authority is delegated is required to report on any preapproval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee did not fail to pre-approve any of the services provided by J. W. Hunt & Company, LLP during 2004.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

     The Company is mailing to shareholders contemporaneously with these proxy materials a copy of its Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission. Further inquiries regarding the Form 10-K should be directed to: SCBT Financial Corporation, P.O. Box 1030, Columbia, South Carolina 29202, attention: Veronica H. Bailey, Manager of Corporate Accounting.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Colden R. Battey, Jr., a director, is a partner in the law firm of Harvey and Battey, PA, which South Carolina Bank and Trust, N.A. engaged as counsel for certain transactions during 2004 and may engage during the current fiscal year. Mr. Battey also has a 20% interest in a partnership that leases an office building to South Carolina Bank and Trust, N.A. in Beaufort, South Carolina. Annual lease payments to the partnership under this lease are approximately $138,950. No current or former officer, and no other member of the Compensation Committee, has directly or indirectly entered into any transactions with the Company of a nature that would be required to be disclosed in this Proxy Statement.

                                 OTHER BUSINESS

    The Company does not know of any other business to be presented at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

                                   APPENDIX A
                          GOVERNANCE COMMITTEE CHARTER
                          Adopted as of April 27, 2004

PURPOSE

The Governance Committee has been created by the Board of Directors of SCBT Financial Corporation to assist the Board by identifying individuals qualified to become Board members, and to recommend to the Board nominees for director; to review the corporate governance practices employed by the Company and to recommend changes thereto; to make other recommendations to the Board relating to corporate governance, and to assist the Board in its periodic review of the Board's performance.

COMMITTEE MEMBERSHIP

The Governance Committee shall consist of no fewer than three members. The members of the Governance Committee shall meet the independence requirements of the NASDAQ Stock Market (provided, however, that failure of any member to meet such requirements shall not invalidate or otherwise affect any action by the Governance Committee) and such other standards as may be established by the Governance Committee or the Board.

The members of the Governance Committee shall be appointed by the Board.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

1. The Governance Committee shall have the authority to review the structure of the Board, its committee structure and overall size.

2. The Governance Committee shall have the authority to develop, and recommend for Board approval, standards for director independence.

3. After considering the recommendation of the Chairman of the Board, the Governance Committee shall recommend annually to the Board of Directors the directors for appointment to the committees of the Board.

4. The Governance Committee shall identify individuals qualified to become board members, evaluate and recommend to the Board possible candidates for director. Criteria that shall be used in connection with selecting candidates shall include factors relating to whether the candidate would meet the applicable definition of independence, as well as age, skills, occupation, diversity, experience and other factors beneficial to the Company in the context of the needs of the Board. When evaluating candidates recommended by others (including shareholders of the Company), the Governance Committee may also consider whether the candidate would represent the interests of all shareholders and not serve for the purpose of favoring or advancing the interests of any particular shareholder group or other constituency.

5. In identifying director candidates, the Governance Committee may consider recommendations from other members of the Board or any other sources it deems appropriate. It is the Governance Committee's policy to consider candidates recommended by shareholders in accordance with Section 6 below.

6. To be considered by the Governance Committee, any recommendation by a shareholder or shareholder group of a candidate for director must be addressed to the Governance Committee and must contain all of the following information about the recommended candidate:

     - the information required by Item 401 of SEC Regulation S-K (generally providing for disclosure of the name, address, any arrangements or understanding regarding nomination and five year business experience of the recommended candidate, as well as information regarding certain types of legal proceedings within the past give years involving the candidate);

     - the information required by Item 403 of SEC Regulation S-K (generally providing for disclosure regarding the recommended candidate's ownership of securities of the Company);

     - the information required by Item 404 of SEC Regulation S-K (generally providing for disclosure of transactions between the Company and the recommended candidate valued in excess of $60,000 and certain other types of business relationships with the Company);

     - a description of all relationships between the recommended candidate and the recommending shareholder or group and any agreements or understandings between the recommending shareholder or group and the candidate regarding the nomination;

     - a description of all known relationships between the recommended candidate and any of the Company's competitors, customers, business partners or other persons who have a business relationship with the Company; and

     - a statement of the recommended candidate's qualifications for Board membership.

7. The Governance Committee's process for evaluating director candidates for recommendation to the Board shall begin with a preliminary assessment of each candidate based on the individual's biographical information, willingness to serve and other background information. This information shall be evaluated against the criteria for selecting director candidates described above. After these preliminary assessments, a candidate may be invited to participate in a series of interviews to constitute the evaluation process, provided that incumbent directors generally shall not be required to interview again. On the basis of the information learned during this process, the Governance Committee shall determine which candidates to recommend to the Board for nominations.

8. The Governance Committee shall have the authority to retain and terminate any search firm to be used to identify director candidates and shall have authority to approve the search firm's fees and other retention terms.

9. The Governance Committee shall determine a schedule for regular executive sessions in which independent directors meet without non-independent directors present. The chair of the Committee shall preside over those sessions.

10. The Governance Committee shall report periodically to the Board with an assessment of the Board's performance and shall assist the Board in the evaluation of Board and in the evaluation of individual directors, which may include developing a periodic self-evaluation process.

11. The Governance Committee shall periodically review and reassess the adequacy of the corporate governance practices of the Company and recommend any proposed changes to the Board for approval.

12. The Governance Committee shall periodically review and reassess the adequacy of the Company's ethics policies and the Board of Directors Corporate Governance Guidelines and recommend any proposed changes to the Board for approval.

13. The Governance Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Governance Committee shall annually review its own performance in relationship to its charter.

P R O X Y
                           SCBT FINANCIAL CORPORATION

               Proxy Solicited on Behalf of the Board of Directors
                     for 2005 Annual Meeting of Shareholders

     Robert R. Hill, Jr. and Richard C. Mathis, or either of them, with full power of substitution, are hereby appointed as agent(s) of the undersigned to vote as proxies all of the shares of Common Stock of SCBT Financial Corporation held of record by the undersigned on the record date at the annual meeting of shareholders to be held on April 26, 2005, and at any adjournment thereof, as follows:

1. ELECTION OF DIRECTORS:

Luther J. Battiste, III, Robert R. Hill, Jr., Ralph W. Norman, Susie H. VanHuss,
A. Dewall Waters

o FOR all nominees listed above (except     o WITHHOLD AUTHORITY to vote for all
  any I have written below)                   nominees listed above

INSTRUCTION: To withhold authority to vote for any individual(s), write the nominee's(s') name(s) on the line below.

--------------------------------------------------------------------------------
2. PROPOSAL TO RATIFY APPOINTMENT OF J. W. HUNT AND COMPANY, LLP, CERTIFIED PUBLIC ACCOUNTANTS, AS SCBT FINANCIAL CORPORATION'S INDEPENDENT AUDITORS FOR 2005:
                  o FOR          o AGAINST          o ABSTAIN
             (Continued and to be dated and signed on reverse side)

3. And, in the discretion of said agents, upon such other business as may properly come before the meeting, and matters incidental to the conduct of the meeting.

     THE PROXIES WILL BE VOTED AS INSTRUCTED. IF NO CHOICE IS INDICATED WITH RESPECT TO A MATTER WHERE A CHOICE IS PROVIDED, THIS PROXY WILL BE VOTED ""FOR" SUCH MATTER.

                                     Sign exactly as your name or names appear.
                                     When signing in a representative capacity, give title such as Trustee, Personal Representative, or President.

                                     Date:________________________________, 2005

                                     ___________________________________________
                                                Shareholder sign here

                                     ___________________________________________
                                                 Co-owner sign here



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